EXHIBIT 8.1
Troy & Gould Professional Corporation
1801 Century Park East
Los Angeles, California 90067
January 9, 2008
CytRx Corporation
RXi Pharmaceuticals Corporation
c/o CytRx Corporation
11726 San Vicente Blvd., Suite 650
Los Angeles, California 90049
Ladies and Gentlemen:
     We have acted as special tax counsel in connection with the proposed distribution by CytRx Corporation, a Delaware corporation (the “Company”), of shares of the common stock, $0.0001 par value, of RXi Pharmaceuticals Corporation, a Delaware corporation (“RXi”). The distribution is to be made pursuant to the Registration Statement (Registration No. 333-147009) on Form S-1 (the “Registration Statement”) filed by RXi with the Securities and Exchange Commission.
     In rendering this opinion, we have examined the Registration Statement, including the prospectus contained therein (the “Prospectus”). We also have examined, and have relied, as to matters of fact, upon originals, duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth.
     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.
     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, the discussion set forth in the Prospectus under the caption “Material United States Federal Tax Considerations,” to the extent that it states matters of United States federal tax law or legal conclusions and subject to the qualifications therein, constitutes the opinion of Troy & Gould Professional Corporation.
     We do not express any opinion herein concerning any law other than the federal tax law of the United States.

CytRx Corporation
RXi Pharmaceuticals Corporation
January 9, 2008

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references to our firm in the Prospectus under the heading “Material United States Federal Tax Considerations.”

Very truly yours,
/s/ TROY & GOULD PROFESSIONAL CORPORATION